The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-172591

Subject to Completion, dated March 3, 2011

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 3, 2011)

2,040,000 Shares

3D Systems Corporation

Common Stock

This is an offering of 2,040,000 shares of common stock of 3D Systems Corporation. We are offering 1,300,000 shares of our common stock and the selling stockholders identified in this prospectus supplement are offering 740,000 shares. We will not receive any proceeds from the sale of shares held by the selling stockholders.

Our common stock trades on the NASDAQ Global Market under the symbol “TDSC.” The last reported trading price of our stock on March 2, 2011 was $47.68.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”), which is incorporated herein by reference.

	Per Share	Total

Price to the public	$	$
Underwriting discounts and commissions	$	$
Proceeds to 3D Systems Corporation (before expenses)	$	$
Proceeds to the selling stockholders (before expenses)	$	$

We and the selling stockholders have granted the underwriters an option to purchase, on a pro rata basis, 195,000 and 111,000 additional shares of common stock, respectively, on the same terms and conditions set forth above if the underwriters sell more than 2,040,000 shares of common stock. If this option is exercised in full, we will receive approximately $      million of additional proceeds, before expenses, and the selling stockholders will receive approximately $      million of additional proceeds, before expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Barclays Capital, on behalf of the underwriters, expects to deliver the shares on or about March   , 2011.

Barclays Capital

Canaccord Genuity	Needham & Company, LLC

Prospectus Supplement dated March   , 2011

Prospectus Supplement

Prospectus

About This Prospectus	2
Incorporation of Certain Documents by Reference	2
Where You Can Find More Information	3
Special Note Regarding Forward-Looking Statements	3
Our Company	5
Risk Factors	6
Use of Proceeds	6
Ratio of Earnings to Fixed Charges	6
Descriptions of Securities We May Offer	7
Description of Capital Stock	7
Description of Debt Securities	12
Description of Warrants	22
Description of Units	24
Global Securities	24
Selling Stockholders	25
Plan of Distribution	26
Legal Matters	28
Experts	29

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any issuer free writing prospectus. Neither we, the selling stockholders nor the underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, the selling stockholders, nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and in any issuer free writing prospectus, is accurate only as of the respective dates of those materials. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we or our selling stockholders may offer from time to time, some of which does not apply to the common stock we are offering. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. To the extent any inconsistency or conflict exists between the information included or incorporated by reference in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus.

Unless the context requires otherwise, the terms “we,” “us,” and “our” refer to 3D Systems Corporation and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus supplement and the accompanying prospectus that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Certain of these risks and uncertainties are discussed under the heading “Risk Factors” in this prospectus supplement and in the Form 10-K. All forward-looking statements should be read with caution.

In addition to statements that explicitly describe such risks and uncertainties, you are urged to consider statements in future or conditional tenses or that include terms such as “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include statements as to our beliefs and expectations as to future events and trends affecting our business. Forward-looking statements are based upon our current expectations concerning future events and trends and are necessarily subject to uncertainties, many of which are outside of our control. The factors incorporated by reference under the heading “Risk Factors” in this prospectus supplement and those described in the Form 10-K, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things:

•	the effect of global economic, political and social conditions on our ability to do business, our costs and our stock price;

•	costs incurred from enforcing or acquiring intellectual property rights and defending against third party claims as a result of litigation or other proceedings;

•	future strategic acquisitions and our ability to realize the anticipated benefits of past or future acquisitions and the affect of integration of acquisitions on our business and management;

•	our ability to generate net cash flow from operations and to raise additional capital;

•	quarterly fluctuations in our gross margins caused by the variety of products we sell, which could cause fluctuations in operating income or loss and net income or loss;

•	our ability to deliver products that meet changing technology and customer needs;

•	the risks of doing business outside the U.S.;

•	the effect of competition on our revenue and gross profit margins, as well as its affect on sales prices or our marketing or production costs;

•	our dependence on a limited number of suppliers for components and sub-assemblies used in our 3D printers and for raw materials used in our print materials;

•	risks related to energy-related expenses;

•	the effect of product liability claims on management’s time and attention and the potential damage to our business reputation;

•	the historically low daily trading volume and high volatility of our common stock;

•	potential dilution of our common stock;

•	the ability of our board of directors to issue preferred stock;

•	the effect stockholders’ rights plan on potential takeover bids and the market price of our common stock;

•	the effect of Delaware law on potential changes in control and the ability of our stockholders to receive a premium on the prevailing market price of our common stock in the event of an attempted hostile takeover;

•	potential write-offs in the event of an impairment of certain of our intangible assets and the effect of such write-offs on our future earnings, stock price, ability to obtain financing and customer relationships; and

•	the effect of changes in, or interpretation of, tax rules and regulations on our effective tax rate and future profitability.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from those reflected in or suggested by forward-looking statements. Any forward-looking statement you read in this prospectus and any accompanying prospectus supplement reflects our views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.

Any forward-looking statements are based on our beliefs and assumptions, using information currently available to us. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our periodic reports to the Securities and Exchange Commission (the “Commission”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement and the Form 10-K.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, the financial statements and other documents incorporated by reference and any related free writing prospectus. You should carefully read the “Risk Factors” sections that are contained in this prospectus supplement, the accompanying prospectus and the Form 10-K to determine whether an investment in our common stock is appropriate for you. Unless the context otherwise requires, references to “we,” “us,” “our,” “3D Systems” or the “Company” refer to 3D Systems Corporation and its subsidiaries.

Our Company

We are a leading global provider of three-dimensional (“3D”) content-to-print solutions including 3D personal, professional and production 3D printers, print materials and custom parts services. Our 3D content-to-print solutions are used by our customers as an alternative to or to complement traditional design-to-manufacturing solutions including two-dimensional (“2D”) plotters and wide-format printers, CNC machining centers and a wide variety of other traditional machine-tool and molding alternatives. Our solutions enable complex 3D plastic or metal parts to be produced directly from 3D digital data without tooling. With our 3Dpropartstm service, which we introduced in late 2009, and our recently acquired Quickparts® service, we also supply a wide variety of custom-made plastic and metal parts as well as assembly and production jigs, fixtures and casting patterns in different finishes and colors to our customers through a growing network of custom parts service locations in the United States and Europe.

Customers use our proprietary content-to-print solutions to produce physical objects from digital data that was created using commonly available computer-aided design software, often referred to as CAD software, or other digital-capture devices such as scanners. The ability to print functional parts from digital data enables our customers to harness complete freedom of geometrical creation to design and build detailed prototypes or production parts quickly and efficiently without a significant investment in expensive tooling, greatly reducing the time and cost required to produce prototypes or to customize production parts.

Our printers utilize a wide range of proprietary print materials that we develop, blend and market to print real parts. Our print materials are designed to mimic the performance of specific engineered plastics, composites and metals. We augment and complement our own portfolio of print materials with materials that we purchase from third parties under private label and distribution arrangements. We also provide our customers a comprehensive suite of proprietary software tools that are embedded within our printers and pre-sale and post-sale services, ranging from applications development and custom engineered production solutions to installation, warranty and maintenance services. We derive recurring revenue from our sales of materials and services, which together comprised approximately 66% of revenue in 2010.

We continue to develop new products and services and have expanded our technology platform through internal development efforts, through relationships with third parties and through acquisitions. We maintain ongoing product development programs that are focused on providing our customers with an expanded portfolio of 3D content-to-print solutions targeting their entire design-to-manufacturing requirements from design communication and rapid prototyping services to on-site office, model-shop and production floor printers. We are focusing on developing a comprehensive menu of affordable to own and operate 3D printing solutions that successfully address applications in the education, transportation, recreation, healthcare and consumer products marketplaces, which we believe represent significant growth opportunities for our business.

We operate in North America, Europe and the Asia-Pacific region, and distribute our products and services in those areas as well as to other parts of the world. We intend to expand into additional geographic areas where we identify a need for our products and services. More than 50% of our revenue has been derived from countries outside the U.S. during each of the past three years.

We derive our consolidated revenue primarily from the sale of our printers, the sale of the related print materials and the sale of services, including revenue from our 3Dpropartstm and Quickparts® services. For 2010, our revenue was $159.9 million, an increase of 41.7% over our $112.8 million of revenue in 2009. These results reflect higher sales across all revenue categories driven by growth in demand for our 3D printers from a continued global economic recovery, favorable impact and market acceptance of several of our new printers, increased print material sales from a growing installed base and higher service revenue. Our 2010 operating results included 27% year-over-year organic growth and higher service revenue from our 3Dpropartstm services that came primarily from acquisitions. Our gross profit increased by 48.8% in 2010 to $74.0 million from $49.7 million in 2009, driven by increased sales and higher margins. Our gross profit margin percentage improved to 46.3% in 2010 from 44.1% in 2009 as we benefited from higher overhead absorption and the continued favorable impact of our margin expansion initiatives. As of December 31, 2010, our unrestricted cash and cash equivalents balance was $37.3 million, an increase of $12.4 million from 2009, and we had no outstanding debt on our balance sheet.

Recent Developments

On February 22, 2011, we acquired Quickparts.com, Inc., a leading custom parts services company based in Atlanta, Georgia with 2010 annual revenue of approximately $25 million. Quickparts is dedicated to providing its customers with e-commerce procurement and delivery services. We plan to operate Quickparts and our own 3Dpropartstm service as independent brands within our growing custom additive and subtractive parts services portfolio.

Our Business

Our extensive portfolio of 3D content-to-print solutions is based on six unique print engines that employ proprietary, additive layer printing processes designed to meet our customers’ most demanding design, prototyping, testing, tooling, and production requirements. Our principal print engines include stereolithography (“SLA®”) printers, selective laser sintering (“SLS®”) printers, multi-jet modeling (“MJM”) printers, film transfer imaging (“FTI”) printers, selective laser melting (“SLM”) printers and plastic jet printers (“PJP”). We believe that our 3D content-to-print solutions and services enable our customers to develop and manufacture better quality, higher functionality, new and existing products faster and more economically than traditional methods.

Our portfolio of content-to-print solutions can be used for a diverse and growing variety of applications. For example, in rapid manufacturing applications, our printers are used to manufacture end-use parts that have the appearance and performance of high-quality injection-molded parts. Customers who adopt our rapid manufacturing solutions avoid the significant costs of complex set-ups and changeovers and eliminate the costs and lead times associated with conventional tooling methods or labor intensive craftsmanship. Rapid manufacturing enables our customers to produce optimized designs because they can design for function, unconstrained by traditional design and manufacturing considerations.

In communication and design applications, our printers are used to augment and complement 2D wide-format plotters and printers to produce 3D objects, primarily for visualizing and communicating concepts, various design applications and other applications, including supply chain management and functional models.

In rapid prototyping applications, our printers are used to quickly and efficiently generate product-concept models, functional prototypes to test form, fit and function, master patterns and expendable patterns for urethane and investment casting that are often used for evaluating product designs and short-run production.

We track our revenue in the following three product groups: printers and related products, materials and services.

Printers (34.2% of 2010 Revenue)

All of our 3D printers use one of the above-mentioned print engines: SLA®, SLS®, SLM, MJM, FTI or PJP. Our 3D printers convert data input from CAD software or 3D scanning and sculpting devices to printed plastic or metal parts using our proprietary engineered plastic, metal and composite print materials.

Customers use our production printers (SLA®, SLS®, SLM) to produce highly accurate geometries and/or very durable parts for applications in various industries, including aerospace, automotive, and healthcare solutions. Our production printers range in price from $250,000 to $950,000.

Our professional printers (MJM print engine) are used in engineering and design environments for product development, marketing communication, within engineering schools and other educational institutions, and for custom manufacturing of jewelry and dental crowns, bridges and partial restorations. Our professional printers range in price from $49,000 to $199,000.

Customers use our personal 3D printer solutions to print ready-to-use functional parts within hours at home, school or office workstations. These kits and printers enable designers, engineers, hobbyists, do it yourselfers and students to imagine, design and print their ideas at their desks. Our V-Flash® and Bits From Bytestm (“BfBtm”) personal printers utilize FTI and PJP technologies, respectively. Our personal printers range in price from $1,300 to $9,900.

Personal and professional printers represented our fastest growing category in 2010. Revenue from all printers and other products increased by $24.2 million, or 79.3%, to $54.7 million in 2010 from $30.5 million for 2009 and increased to 34.2% of consolidated revenue in 2010 from 27.0% in 2009.

Materials (36.6% of 2010 Revenue)

As part of our expertly integrated solutions approach, we blend, market, sell and distribute consumable, engineered plastic and metal materials and composites under several leading brand names for use in all our printers. We market our SLA® materials under the Accura® brand, our SLS® materials under the DuraForm®, CastFormtm and LaserFormtm brands, and materials for our professional printers under the VisiJet® brand. We augment and complement our own portfolio of print materials with materials that we purchase from third parties under private label and distribution arrangements.

Revenue from materials increased by $8.1 million, or 16.2%, to $58.4 million in 2010 from $50.3 million for 2009 and decreased to 36.6% of consolidated revenue in 2010 from 44.6% in 2009.

Services (29.2% of 2010 Revenue)

We provide our customers with a comprehensive suite of proprietary software tools that are embedded within our printers and pre-sale and post-sale services, ranging from applications development to installation, custom engineering service for manufacturing applications as well as warranty and maintenance services. We also provide a comprehensive suite of custom parts services through our 3Dpropartstm and recently acquired Quickparts® global network of fulfillment facilities. 3Dpropartstm and Quickparts are two leading custom parts service brands that offer a broad range of precision plastic and metal parts service capabilities produced from a wide range of print and traditional materials using a variety of additive and traditional manufacturing processes.

Revenue from services increased by $14.7 million, or 45.9%, to $46.8 million in 2010 from $32.0 million for 2009 and increased to 29.2% of consolidated revenue in 2010 from 28.4% in 2009.

Our Marketplace

We are part of a large, diverse marketplace that develops, manufactures and sells machines, materials and services which produce designs, models, prototypes, molds and manufacturing end-use parts. We believe that ongoing technological improvements in our industry are vastly expanding the applications we can serve. Over time, 3D printers have become cheaper and faster and are able to work with a broadening range of production-grade plastics and metals. As a result, a growing number of customers across a wide array of applications are now using 3D content-to-print solutions not only as an alternative to traditional design processes, but also as a production tool, referred to as “Additive Manufacturing”. Wide-format 2D printing solutions represent the traditional way for engineers, designers, architects and marketers to communicate their idea and designs on paper. Traditional machining and molding technologies are “subtractive” or “molding” processes that either remove material from a solid block or inject material into a pattern or mold. We believe that wide-format 2D printing and traditional manufacturing solutions will continue to be the most common methods by which plastic and metal parts, models, functional prototypes and tool inserts are designed, communicated, reviewed and manufactured. However, with continued technological improvements, we believe that the opportunity for 3D Printing and Additive Manufacturing solutions to replace or complement traditional design-to-manufacturing solutions will be limited only by a customer’s need to harness complete freedom of geometric creation.

Although we can provide no assurance that our estimates will be realized, we believe that the total opportunity of our content-to-print solutions and services currently amounts to approximately $3 billion. We believe that this opportunity includes five primary categories, each with the following potential annual revenue:

•	3D printers ($1 billion)

•	3D custom parts services ($600 million)

•	3D aerospace solutions ($500 million)

•	3D dental solutions ($500 million)

•	3D medical solutions ($400 million)

Applications of 3D printing and additive manufacturing include prototyping, concept modeling, design changes, fit and functional testing, tooling, creation of metal castings, direct digital manufacturing of custom parts, verification of CAD data accuracy, medical analysis, and visual aids for sales purposes and to improve communications. Addressable applications include education, transportation, recreation, healthcare and consumer products. Commercial applications of 3D printing and additive manufacturing deliver compelling end-market financial and strategic value by compressing the R&D process, increasing marketplace responsiveness, and protecting design confidentiality.

3D printing and additive manufacturing solutions can be applied in all phases of the product life cycle. The earliest stage application of additive manufacturing is concept modeling. Rapid prototyping is applied in later stages of product design and refers to the use of additive manufacturing to generate prototypes used for the testing of form, fit and function. Rapid manufacturing represents the use of additive manufacturing to manufacture end-use parts that have the appearance and performance of high-quality injection-molded parts. The production of parts through rapid manufacturing is expected to be a key growth driver. This technology can reduce or potentially eliminate tooling and presents the opportunity to manufacture parts at multiple locations or with multiple design iterations at little additional cost.

The print materials used for 3D printing and additive manufacturing are a growing source of revenue for us. Consumable materials used in 3D printing and additive manufacturing exhibit varying performance characteristics related to appearance, strength, flexibility, and thermal properties that closely mimic known engineered materials and composites. Print materials represent a recurring revenue opportunity, typically with higher margins than those realized through sales of the associated printers. Print materials are also expected to grow the size of the addressable marketplace, as technology of new metallic-based processing materials (e.g., stainless steel, titanium alloys and cobalt-chrome) matures and provides access to more complex manufacturing processes.

Our Competitive Strengths

We believe that we have the following competitive strengths:

Leading, Flexible Technology Platforms.  Our marketplace is characterized by rapid technological change. Consequently, we have an ongoing program of research and development to develop new printers and print materials and to enhance our product lines as well as to improve and expand the capabilities of our printers and related software and print materials. This includes all significant technology platform developments for our SLA®, SLS®, SLM, MJM, FTI and PJP printers and print materials. Our development efforts are augmented by development arrangements with research institutions, customers, suppliers of material and hardware and the assembly and design firms that we have engaged to assemble our printers. We also engage third party engineering companies and specialty print materials companies in specific development projects from time to time.

Integrated Approach Toward Marketing and Sales.  Our sales and marketing strategy focuses on an integrated approach that is centered on delivering solutions that meet a wide range of customer needs, including traditional prototyping, 3D printing and rapid manufacturing. This integrated approach includes the sales and marketing of our parts service, either as an adjunct to a customer’s in-house use of additive technologies or to the much broader audience of users who do not have dedicated production or professional 3D printers.

Superior Materials Capabilities.  We work closely with our customers to optimize the performance of our print materials in their applications. Our expertise in print materials formulation, combined with our process, software and equipment-design strengths, enable us to help our customers select the print material that best meets their needs and to obtain optimal cost and performance results from the material. We also work with third parties to develop different types and varieties of print materials designed to meet the needs of our customers.

Leading Services Business.  We launched 3Dpropartstm, a custom parts service, in October 2009. We have expanded our 3Dpropartstm service by bringing together a wide range of production and additive grade materials and the latest additive and traditional manufacturing capabilities to deliver to our customers the broadest available range of precision plastic and metal parts and assemblies. Through our 3Dpropartstm service and our recently acquired Quickparts® service, we supply finished parts to our customers through a global network of custom parts service locations. Customers may procure a complete range of precision plastic and metal parts in a variety of finishing, molding and casting capabilities utilizing both traditional and additive processes. In addition, preferred service providers and leading service bureaus can use 3Dpropartstm and Quickparts® as their comprehensive order-fulfillment center.

Disciplined Acquisition Strategy.  As part of our growth initiatives to expand our global reach and enhance our product offering, we believe that we have implemented and executed on a disciplined acquisition strategy. Our approach targets acquisition opportunities that we expect to be cash flow positive, R&D enhancing and accretive to our earnings. Through this strategic initiative, we have acquired twelve companies in the past eighteen months with an attractive pipeline of identified targets. Our recent acquisitions fueled growth and provided product and geographic diversification, primarily for our parts services. Since the launch of 3Dpropartstm, we have acquired nine service providers in the U.S. and Europe and expanded capacity as required.

Comprehensive Product Offering with Global Reach.  The diversity of our print engine technologies results in a comprehensive toolkit of solutions to address a wide array of customer design to manufacturing specifications and applications. This solution-focused approach compares favorably to certain competitors, who tend to be product-focused. Our extensive solutions portfolio enables us to offer our customers a cost effective way to transform the manner in which they design, develop and manufacture their products. With our numerous locations in the United States, Europe, and Asia, we are able to offer these solutions to a global customer base with local service and support.

Proprietary Intellectual Property Portfolio.  We regard our technology platforms and materials as proprietary and seek to protect them through copyrights, patents, trademarks and trade secrets. At December 31, 2010, we held 354 patents worldwide. At that date, we also had 148 pending patent applications worldwide, including applications covering inventions contained in our recently introduced printers. The principal issued patents covering aspects of our various technologies will expire at varying times through 2027.

Our Growth Strategy

We are pursuing a growth strategy that focuses on four strategic initiatives:

•	Build global custom parts services;

•	Accelerate 3D printer penetration;

•	Grow healthcare solutions revenue; and

•	Build 3D consumer content products and services.

We are working to accomplish our growth initiatives organically and, as opportunities present themselves, through selective acquisitions. We expect to be able to support organic growth by leveraging our comprehensive toolkit of solutions in order to sell more products and services to our existing customer base. As with any growth strategy, there can be no assurance that we will succeed in accomplishing our strategic initiatives.

Build Global Custom Parts Services.  As a supplement to our 3D print solutions, we believe that growing and expanding our custom parts services, through organic growth and acquisitions, will enable us to impart the latest technology to our customers months or years in advance of their ability to invest in new printers for their own use. We view this as an opportunity to introduce customers to the newest 3D additive production technologies and to build brand experience and customer loyalty with them. We also view it as a significant cross-selling and upselling opportunity from single parts all the way to production printers. In connection with this initiative, we launched 3Dpropartstm global services in October of 2009 and exited 2010 with $18.3 million of revenue related to 3Dpropartstm.

Our recent acquisition of Quickparts reflects our continuing pursuit of this growth objective. Quickparts is dedicated to providing its customers with best in class e-commerce procurement and delivery services and is an innovative sales and marketing company with a proprietary procurement, sales and delivery technology platform that combines e-commerce with high touch customer care. Based on its 2010 revenue, the Quickparts® acquisition added immediate scale to our custom parts services effectively doubling our custom-parts revenue and providing us with the opportunity for incremental margin expansion in our services category.

Accelerate 3D personal and professional printer penetration.  We believe that accelerating personal and professional 3D printer penetration through channel expansion and new products will provide a growing installed base to enable higher revenue from recurring sales of print materials and services. With this objective in mind, we have developed an extensive portfolio of 3D printers. We are continuing to expand our reseller channel for our personal and professional 3D printers and to train our resellers to perform installation and service for those printers. We exited 2010 with 46 additional resellers and $22.3 million of revenue from personal and professional printers, representing 88% growth over 2009.

Grow Healthcare solutions revenue.  We believe that, by leveraging our tried and proven rapid manufacturing core competencies in healthcare solutions applications, we can grow revenue within this marketplace. For example, in 2010 healthcare solutions revenue accounted for 13.5%, or $21.6 million, of our total revenue and included sales of printers, print materials and services for hearing aid, dental, medical device and other health-related applications.

We believe that we have similar opportunities for growth in other vertical applications, including transportation, aerospace, motorsports, education, recreation and consumer products.

Build 3D consumer content products and services.  The affordability of our personal printers, with price points starting at $1,300, makes 3D consumer content critical to accelerated adoption. Recognizing the opportunity to deliver 3D content to an expanded audience, we have begun work to identify the tools and services required to deliver 3D content to consumers. We believe that the creation of content products and services could make affordable 3D printers more widely adopted and used by people of all ages and walks of life. We expect to build this capability through a combination of internal developments and acquisitions.

We are incorporated under the laws of the State of Delaware. Our executive office is located at 333 Three D Systems Circle, Rock Hill, South Carolina 29730. Our telephone number is (803) 326-3900. Our website is www.3Dsystems.com. Information contained in our website is not incorporated by reference into and does not constitute part of this prospectus.

THE OFFERING

The following summary of the offering contains basic information about this offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock — Common Stock.”

Common stock offered by 3D Systems	1,300,000 shares (or 1,495,000 if the underwriters exercise their full option to purchase additional shares)

Common stock offered by the selling stockholders	740,000 shares (or 851,000 if the underwriters exercise their full option to purchase additional shares)

Common stock to be outstanding after this offering	24,853,359 shares (or 25,048,359 if the underwriters exercise their full option to purchase additional shares)

Use of proceeds	We estimate that our net proceeds from the offering, after underwriting discounts and estimated offering expenses, will be approximately $ million. We intend to use the net proceeds to us from this offering:

• to finance future acquisitions; and

• for general corporate purposes.

We will not receive any proceeds from the shares sold by the selling stockholders.

See “Use of Proceeds” on page S-16 of this prospectus supplement.

Risk factors	See “Risk Factors” on page S-15 of this prospectus supplement and the Form 10-K, for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Transfer agent	Computershare Trust Company, N.A.

NASDAQ Global Market Symbol	“TDSC”

The number of shares of common stock outstanding after this offering is based on 23,553,359 shares outstanding on February 28, 2011, and excludes approximately 1,303,643 shares that are covered by outstanding awards or otherwise remain available for issuance under our equity compensation plans. In addition, at February 28, 2011, options to purchase 657,082 shares at a weighted average exercise price of $8.18, all of which were fully vested, and 547,800 shares of unvested restricted stock were outstanding. The exercise of such options would increase the number of our shares outstanding, and we would receive $5,374,931 in cash covering the exercise price of those options. Outstanding shares of unvested restricted stock are subject to our right to repurchase them at a nominal price if the holder leaves our employ prior to the vesting date other than as a result of death or disability. Unless otherwise stated, the information in this prospectus supplement assumes that the underwriters have not exercised their option to purchase additional shares from us to cover overallotments.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following table sets forth certain selected consolidated financial data, which has been derived from our historical consolidated financial statements as of and for each of the three years ended December 31, 2010, 2009 and 2008. This historical information may not be indicative of our future performance. It is only a summary, and you should read it together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto in the Form 10-K. See “Incorporation of Certain Documents By Reference” on page S-34 of this prospectus supplement and “Where You Can Find More Information” on page 3 of the accompanying prospectus.

	Year Ended December 31,
	2010	2009	2008
	(In thousands, except per share amounts)

Consolidated Statement of Operations and Comprehensive Income (Loss) Data:
Consolidated Revenue:
Printers and other products	$54,686	$30,501	$41,323
Materials	58,431	50,297	62,290
Services	46,751	32,037	35,327

Total	159,868	112,835	138,940

Gross profit(1)	73,976	49,730	55,568
Income (loss) from operations(1)	20,920	3,073	(5,490)
Net income (loss)(2)(3)	19,566	1,139	(6,154)
Net income (loss) available to common Stockholders	19,566	1,066	(6,154)
Net income (loss) available to common stockholders per share:
Basic	$0.85	$0.05	$(0.28)
Diluted	$0.83	$0.05	$(0.28)
Consolidated Balance Sheet Data:
Working capital	$42,475	$36,718	$35,279
Total assets	208,800	150,403	153,002
Current portion of long-term debt and capitalized lease Obligations	224	213	3,280
Long-term debt and capitalized lease obligations, less current portion	8,055	8,254	8,467
Total equity	133,119	104,770	102,234
Other Data:
Depreciation and amortization	$7,520	$5,886	$6,676
Interest expense	587	618	918
Capital expenditures(5)	1,283	974	5,811

(1)	To conform to 2010 and 2009 presentation, foreign exchange gain (loss) was reclassified for 2008 from product cost of sales to interest and other expenses, net. The amount of foreign exchange gain (loss) that was reclassified for 2008 is $401. This had the effect of decreasing gross profit and increasing the loss from operations in 2008.

(2)	In 2010, based upon our recent results of operations and expectation of continued profitability in future years, we concluded that it is more likely than not that a portion of our net U.S. deferred tax assets will be realized. In accordance with ASC 740, we reversed $3,000 of the valuation allowance applied to such deferred tax assets, resulting in a non-cash income tax benefit of $1,162.

(3)	Our net loss for 2008 included a $1,185 tax benefit arising from the settlement of a tax audit for the years 2000 through 2005 with a foreign tax authority. This tax settlement reduced 2008 income tax expense by $1,185 as amounts owing under the settlement were less than amounts previously estimated. The settlement enabled us to recognize foreign tax loss carry-forwards, resulting in a $911 increase in our foreign deferred tax asset.

RISK FACTORS

Investing in our securities involves risks that could affect us and our business as well as our industry generally. Please see the risk factors discussed in the Form 10-K. Much of the business information, as well as the financial and operational data contained in our risk factors is updated in our periodic reports and current reports on Forms 10-Q and 8-K, respectively, which are also incorporated by reference into this document. See “Incorporation of Certain Documents by Reference” below.

Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. Before purchasing our securities, you should carefully consider the risks discussed in the Form 10-K and the other information in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and any related free writing prospectus. Each of the risks described could result in a decrease in the value of our securities and your investment therein.

USE OF PROCEEDS

We estimate that our net proceeds from this offering, after underwriting discounts and estimated offering expenses, will be approximately $      million (approximately $      million if the underwriters’ over-allotment option is exercised in full).

We intend to use the net proceeds to us from this offering:

•	to finance future acquisitions; and

•	for general corporate purposes.

In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks, or invest them in cash equivalents or short-term securities that our investment policies permit us to invest in from time to time.

We will not receive any proceeds from the shares sold by the selling stockholders.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Price Range of Common Stock

Our common stock trades on the NASDAQ Global Market under the symbol “TDSC.” The following table sets forth on a per share basis the range of high and low prices for our common stock, $0.001 par value, for the periods indicated as reported on the NASDAQ Global Market.

	High	Low

2008
First Quarter	$15.97	$12.57
Second Quarter	$15.90	$8.55
Third Quarter	$15.03	$8.23
Fourth Quarter	$14.00	$5.97
2009
First Quarter	$8.27	$3.76
Second Quarter	$8.00	$5.92
Third Quarter	$10.71	$6.40
Fourth Quarter	$11.92	$8.14
2010
First Quarter	$15.56	$10.50
Second Quarter	$16.70	$11.61
Third Quarter	$16.35	$11.10
Fourth Quarter	$34.30	$14.98
2011
First Quarter (through March 2, 2011)	$50.85	$26.76

The last reported sale price of our common stock on March 2, 2011 on the NASDAQ Global Market is included on the cover page of this prospectus supplement. As of February 28, 2011, there were 462 holders of record of our common stock.

Dividend Policy

We do not currently pay, and have not paid in the past, any dividends on our common stock, and we currently intend to retain any future earnings for use in our business. Any future determination as to the declaration of dividends on our common stock will be made at the discretion of the Board of Directors and will depend on our earnings, operating and financial condition, capital requirements and other factors deemed relevant by the Board of Directors, including the applicable requirements of the Delaware General Corporation Law, which provides that dividends are payable only out of surplus or current net profits. In addition, the payment of dividends on our common stock may be restricted by the provisions of credit agreements or other financing documents that we may enter into or the terms of securities that we may issue from time to time.

SELECTED CONSOLIDATED FINANCIAL DATA

The selected consolidated financial data set forth below for the five years ended December 31, 2010 has been derived from our historical consolidated financial statements. You should read this information together with Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the Form 10-K, the notes to the selected consolidated financial data set forth below, and our consolidated financial statements and the notes thereto for December 31, 2010 and prior years included in the Form 10-K.

	Year Ended December 31,
	2010	2009	2008	2007	2006
	(In thousands, except per share amounts)

Consolidated Statement of Operations and Comprehensive Income (Loss) Data:
Consolidated Revenue:
Printers and other products	$54,686	$30,501	$41,323	$58,178	$46,463
Materials	58,431	50,297	62,290	61,969	52,062
Services	46,751	32,037	35,327	36,369	36,295

Total	159,868	112,835	138,940	156,516	134,820

Gross profit(1)	73,976	49,730	55,568	63,412	46,315
Income (loss) from operations(1)	20,920	3,073	(5,490)	(5,117)	(25,633)
Net income (loss)(2)(3)	19,566	1,139	(6,154)	(6,740)	(29,280)
Series B convertible preferred stock dividends(4)	—	—	—	—	1,414
Net income (loss) available to common Stockholders	19,566	1,066	(6,154)	(6,740)	(30,694)
Net income (loss) available to common stockholders per share:
Basic	$0.85	$0.05	$(0.28)	$(0.33)	$(1.77)
Diluted	$0.83	$0.05	$(0.28)	$(0.33)	$(1.77)
Consolidated Balance Sheet Data:
Working capital	$42,475	$36,718	$35,279	$40,906	$17,335
Total assets	208,800	150,403	153,002	167,385	166,194
Current portion of long-term debt and capitalized lease Obligations	224	213	3,280	3,506	11,913
Long-term debt and capitalized lease obligations, less current portion	8,055	8,254	8,467	8,663	24,198
Total equity	133,119	104,770	102,234	104,769	69,669
Other Data:
Depreciation and amortization	$7,520	$5,886	$6,676	$6,970	$6,529
Interest expense	587	618	918	1,830	1,645
Capital expenditures(5)	1,283	974	5,811	946	10,100

(1)	To conform to 2010 and 2009 presentation, foreign exchange gain (loss) was reclassified for 2008 and prior years from product cost of sales to interest and other expenses, net. The amount of foreign exchange gain (loss) that was reclassified for each year is as follows: $401 in 2008, $48 in 2007 and $(58) in 2006. This had the effect of decreasing gross profit and increasing the loss from operations in 2008 and 2007 and increasing gross profit and decreasing the loss from operations in 2006 by the respective amounts.

(2)	In 2010, based upon our recent results of operations and expectation of continued profitability in future years, we concluded that it is more likely than not that a portion of our net U.S. deferred tax assets will be realized. In accordance with ASC 740, we reversed $3,000 of the valuation allowance applied to such deferred tax assets, resulting in a non-cash income tax benefit of $1,162.

(3)	Our net loss for 2008 included a $1,185 tax benefit arising from the settlement of a tax audit for the years 2000 through 2005 with a foreign tax authority. This tax settlement reduced 2008 income tax expense by $1,185 as amounts owing under the settlement were less than amounts previously estimated. The settlement enabled us to recognize foreign tax loss carry-forwards, resulting in a $911 increase in our foreign deferred tax asset. In 2006, we recorded a $2,500 valuation allowance against deferred income tax assets (before giving effect to the benefit of $748 of foreign net deferred income tax assets that we recognized in 2006) that had the effect of reversing a 2005 reduction of our valuation allowance as a result of our determination that it was more likely than not that we would not be able to utilize this deferred income tax asset to offset anticipated U.S. income.

(4)	On June 8, 2006, all our then outstanding Series B Convertible Preferred Stock was converted by its holders into 2,639,772 shares of common stock, including 23,256 shares of common stock covering accrued and unpaid dividends to June 8, 2006. As a consequence of this conversion of the Series B Convertible Preferred Stock, commencing with the third quarter of 2006, we ceased recording dividends with respect to the outstanding Series B Convertible Preferred Stock that we paid from its original issuance in May 2003 until its full conversion in June 2006.

(5)	Excludes capital lease additions.

CAPITALIZATION

The following table sets forth (i) our actual capitalization as of December 31, 2010 and (ii) our as adjusted capitalization as of December 31, 2010 giving effect to the offering and the application of net proceeds. You should read this table in conjunction with other sections of this prospectus supplement, the accompanying prospectus and any documents that they incorporate by reference, including our consolidated financial statements and the notes thereto.

	Actual	As Adjusted
	(Dollars in thousands)

Cash and Cash Equivalents	$37,349

Capitalized lease obligation, including current portion of $224	8,279

Stockholders’ Equity
Preferred Stock, authorized 5,000 shares, none issued	—
Common stock, $0.001 par value, authorized 60,000 shares; 23,474 (2010) and 22,774 (2009) issued	23
Additional paid-in capital	186,252
Treasury stock, at cost; 134 shares (2010) and 74 shares (2009)	(189)
Accumulated deficit	(57,925)
Accumulated other comprehensive income	4,958

Total Stockholders’ Equity	133,119

Total Capitalization	$141,398

SELLING STOCKHOLDERS

The following table lists the names of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of the date of this prospectus supplement, the number of shares of common stock offered for sale by this prospectus supplement, the number of shares of common stock to be beneficially owned by each of the selling stockholders after this offering and the percentage of shares of common stock to be beneficially owned by each selling stockholder after this offering. The selling stockholders that participate in this offering may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The information presented regarding the selling stockholders is based upon representations made by the selling stockholders to us. At February 28, 2011, there were 23,553,359 shares of common stock outstanding.

	Shares of Common		Shares of Common
	Stock Beneficially		Stock Beneficially	Percentage of Class
	Owned Before this	Shares of Common	Owned After this	Beneficially Owned
Selling Stockholders(1)	Offering	Stock Offered Hereby	Offering	After the Offering

The Clark Foundation	748,744	228,455	520,289	2.2
Mary Imogene Bassett Hospital	106,165	28,800	77,365	*
The Scriven Foundation	218,044	70,000	148,044	*
The Farmers’ Museum	90,925	32,600	58,325	*
New York State Historical Association	61,301	18,600	42,701	*
The Fernleigh Foundation	33,811	21,200	12,611	*
Leatherstocking Corporation	3,400	3,400	0	*
Kathryn Clark Tr. U/W SC Clark	5,575	2,000	3,575	*
Martin Peretz Trust	18,800	5,000	13,800	*
Edmund Twining III	15,450	3,000	12,450	*
Anne L. Peretz	54,151	30,000	24,151	*
Jane Clark	399,030	221,145	177,885	*
Clara Welch Thanksgiving Home	13,800	13,800	0	*
Diana Twining Trust	4,200	2,000	2,200	*
Charles William Hull and Charlene Antoinette Hull 1992 Revocable Living Trust	390,005	60,000	330,005	1.40
Total	2,163,401	740,000	1,423,401

*	Less than 1%. Number and percentage of shares to be beneficially owned after this offering assumes the underwriters’ over-allotment option to purchase additional shares of common stock from the selling stockholders is not exercised.

(1)	We have been advised that these shares of Common Stock, other than shares held by the Charles William Hull and Charlene Antoinette Hull 1992 Revocable Living Trust, are owned by various investment accounts for which The Clark Estates, Inc. provides administrative and management services. As of December 31, 2010, The Clark Estates, Inc., a private investment firm, was deemed to have voting and dispositive power over and therefore to own beneficially 2,240,857 shares of our Common Stock. Kevin S. Moore, one of our directors, is the President and a director of that firm. Information regarding the beneficial ownership of our securities by The Clark Estates, Inc. is taken from

Amendment No. 8 to the Schedule 13D filed by that firm on February 14, 2011. The selling stockholders listed above include certain of those accounts. We have also been advised that The Clark Estates, Inc. and Mr. Moore disclaim beneficial ownership of such securities as well as any pecuniary interest in those securities.

Charles W. Hull, one of our founders, a director and our Executive Vice President and Chief Technology Officer, beneficially owns 405,505 shares of our common stock. These shares consist of (a) 15,500 shares of Common Stock that Mr. Hull holds directly and (b) 390,005 shares of Common Stock held in the Charles William Hull and Charlene Antoinette Hull 1992 Revocable Living Trust (the “Hull Trust”) for which Mr. and Mrs. Hull serve as trustees. The shares of Common Stock held directly by Mr. Hull include 5,000 shares of Common Stock granted to him under the 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances.

MATERIAL UNITED STATES FEDERAL INCOME TAX AND ESTATE CONSEQUENCES TO NON-U.S. HOLDERS OF COMMON STOCK

This section summarizes the material U.S. federal income and estate tax consequences of the acquisition, ownership, and disposition of our common stock by a non-U.S. holder that acquires our common stock pursuant to this offering. For purposes of this summary, the term non-U.S. holder means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	a nonresident alien individual who has not become generally subject to U.S. federal income tax by virtue of substantial physical presence in the United States;

•	a corporation (or other entity treated as a corporation) organized or created under non-U.S. law;

•	an estate that is not taxable in the United States on its worldwide income; or

•	a trust, if either (1) no court within the United States is able to exercise primary supervision over its administration or (2) no U.S. person nor combination of U.S. persons has the authority to control all of its substantial decisions.

This section assumes that non-U.S. holders will hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), (generally, property held for investment purposes). This section does not consider all of the tax considerations that may be relevant to a particular non-U.S. holder in light of its individual circumstances and does not address the treatment of a non-U.S. holder under the laws of any state, local, or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Code, existing, temporary, and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as currently in effect. These laws and interpretations are subject to change, possibly on a retroactive basis.

This section does not discuss the U.S. federal income and estate tax consequences that may be relevant to a non-U.S. partnership or other pass-through entity or to the partners or members in such an entity. If you are a non-U.S. partnership or other pass-through entity or a partner or member in such an entity, you should consult your own tax advisor regarding the U.S. federal income and estate tax consequences of acquiring, holding, and disposing of the common stock.

This summary is for general purposes only. This summary is not intended to be, and should not be construed to be, legal or tax advice to any particular beneficial owner of our common stock. You should consult your tax advisor regarding the U.S. federal income and estate tax consequences of acquiring, holding, and disposing of our common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local, or foreign taxing jurisdiction, and the effect of any change in applicable tax law.

Dividends

As noted elsewhere in this prospectus supplement, we do not currently pay any cash dividends on our common stock, and we currently have no plans to do so. If we were to pay cash dividends in the future on our common stock, they would be subject to U.S. federal income tax in the manner described below.

A distribution on our common stock will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent the distribution exceeds our current and accumulated earnings and profits, the distribution will constitute a return of capital and first reduce the non-U.S. holder’s basis, but not below zero, and then will be treated as gain from the sale of stock. Except as described below, if you are a non-U.S. holder of our common stock, you will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividends received on the common stock, or at a lower rate if you are eligible for and establish your entitlement to, benefits under an income tax treaty that provides for a lower rate.

We generally will withhold at the lower treaty rate on dividend payments to you if you have furnished to us, or our payment agent, prior to the payment of the dividend:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments; or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with applicable Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a timely claim for refund with the U.S. Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States or, if an income tax treaty applies, are attributable to a “permanent establishment” that you maintain in the United States, you generally will not be subject to U.S. withholding tax on the dividends, provided that you have furnished to us, prior to the payment of the dividend, a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-U.S. person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

Instead, such “effectively connected” dividends will be subject to U.S. federal income tax on a net income basis at the applicable graduated individual and corporate tax rates. If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive also may be subject to an additional “branch profits tax” at a 30% rate, or at a lower rate if you are eligible for, and establish your entitlement to, benefits under an income tax treaty that provides for a lower rate.

The Treasury regulations generally provide special rules for dividend payments made to foreign intermediaries, U.S. or foreign wholly-owned entities that are treated as transparent for U.S. federal income tax purposes, and entities that are disregarded for U.S. federal income tax purposes, under the laws of the applicable income tax treaty jurisdiction, or both. Specifically, the Treasury regulations provide special rules for determining whether, for income tax treaty applicability purposes, dividends that we pay to a non-U.S. holder that is an entity should be treated as paid to holders of interests in the entity. You should consult your tax advisor regarding the applicability of the relevant Treasury regulations to you.

Gain on Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a sale or other disposition of our common stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business within the United States or, if an income tax treaty applies, is attributable to a “permanent establishment” that you maintain in the United States, in which case you will be subject to U.S. federal income tax on the gain on a net income basis at the applicable graduated rates;

•	you are an individual who is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, in which case you will be subject to a 30% tax (unless an applicable income tax treaty provides for an exemption or a lower rate) on the gain derived from the sale or other disposition, which gain may be offset by the amount of certain U.S. source capital losses;

•	you are a former citizen or resident of the United States, in which case you may be subject to tax pursuant to the provisions of the U.S. federal income tax laws applicable to United States expatriates; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and you held, directly or indirectly, more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of disposition or your holding period of our common stock (or you held 5% or less of our common stock and our stock is not “regularly traded on an established securities market” within the meaning of Section 897(c)(3) of the Code), in which case the gain will be treated as effectively connected with a U.S. trade or business, taxable in the manner described.

We believe that we have not been, are not and do not anticipate becoming in the foreseeable future, a “United States real property holding corporation” for U.S. federal income tax purposes.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or at a lower rate if you are eligible for, and establish your entitlement to, benefits under an income tax treaty that provides for a lower rate. For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our common stock received by certain non-U.S. holders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld

Backup Withholding and Information Reporting

Generally, we must report annually to the U.S. Internal Revenue Service and to each non-U.S. holder of our stock the amount of dividends that we paid to that holder and the amount of any tax withheld with respect to those dividends, if any. This information also may be made available to the tax authorities of a country in which you reside pursuant to the provisions of an applicable income tax treaty or information exchange agreement.

Under some circumstances, Treasury regulations require backup withholding (currently, at the rate of 28%) and additional information reporting on reportable payments on common stock. If you are a non-U.S. holder, you generally will be exempt from these backup withholding and additional information reporting requirements on dividends that we pay on our common stock and the payment of the proceeds of a sale or other disposition of our common stock paid by or through a U.S. office of any broker, if:

•	you provide a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person; or

•	you otherwise establish an exemption from backup withholding and information reporting requirements.

The payment of the proceeds of a sale or other disposition of our common stock will be subject to information reporting, but generally not backup withholding, if the proceeds are paid through a foreign office of a broker that is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•	a foreign partnership if, at any time during its tax year (i) one or more of its partners are “U.S. persons,” as defined in Treasury regulations, who in the aggregate hold more than 50%

of the income or capital interests in the partnership, or (ii) the partnership is engaged in the conduct of a U.S. trade or business.

However, the sale or other disposition of our common stock will not be subject to information reporting if the documentation requirements described above are met and the broker does not have actual knowledge or reason to know that you are a U.S. person, or you otherwise establish an exemption from information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against your U.S. federal income tax liability if the required information is timely furnished to the Internal Revenue Service.

Federal Estate Tax

Shares of our common stock that are owned (or treated as owned) by an individual who at the time of his or her death is not a citizen or resident of the Unites States will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax. The test for whether an individual is a resident of the United States for U.S. federal estate tax purposes differs from the test used for U.S. federal income tax purposes. Some individuals, therefore may be non-U.S. holders for U.S. federal income tax purposes, but not for U.S. federal estate tax purposes, or vice versa.

UNDERWRITING

Barclays Capital Inc. is acting as the representative of the underwriters and the sole book-running manager of this offering. Under the terms of an underwriting agreement, which we will file as an exhibit to our current report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying prospectus, each of the underwriters named below has severally agreed to purchase from us and the selling stockholders the respective number of common stock shown opposite its name below:

Underwriters	Number of Shares

Barclays Capital Inc.
Canaccord Genuity Inc.
Needham & Company, LLC

Total

The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

•	the representations and warranties made by us and the selling stockholders to the underwriters are true;

•	there is no material change in our business or in the financial markets; and

•	we deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we and the selling stockholders will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares from us and the selling stockholders. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us and the selling stockholders for the shares we and they sell pursuant to the underwriting agreement.

	Per Share		Total
	No	Full	No	Full
	Exercise	Exercise	Exercise	Exercise

Underwriting discounts and commissions paid by us	$	$	$	$
Underwriting discounts and commissions paid by the selling stockholders
Total	$	$	$	$

Barclays Capital Inc. has advised us that the underwriters propose to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $      per share. After the offering, the representative may change the offering price and other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The expenses of the offering that are payable by us and the selling stockholders are estimated to be $           (excluding underwriting discounts and commissions). We have agreed to pay certain expenses incurred by the selling stockholders in connection with the offering, other than the underwriting discounts and commissions.

In addition, Barclays Capital Inc. has agreed, upon completion of the offering, to rebate a portion of the underwriting discount and commission associated with the sale of our shares of common stock to reimburse us for certain of our expenses in connection with the offering.

Option to Purchase Additional Shares

We and the selling stockholders have granted the underwriters an option exercisable for 30 days after the date of the underwriting agreement, to purchase, from time to time, in whole or in part, on a pro rata basis, up to an aggregate of 306,000 shares at the public offering price less underwriting discounts and commissions. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting section.

Lock-Up Agreements

We and the selling stockholders have agreed that, subject to certain exceptions without the prior written consent of Barclays Capital Inc., we and they will not directly or indirectly (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement. Exceptions to these lock-up agreements applicable to us include: issuances (1) pursuant to the exercise of options, warrants or rights outstanding at the time the underwriting agreement is executed and delivered, (2) pursuant to employee benefit plans, incentive stock plans, restricted stock plans or other employee compensation plans or of employee stock options and restricted shares pursuant to the terms of any equity incentive plan in effect at the time the underwriting agreement is executed and delivered, (3) in connection with acquisitions and (4) pursuant to our Stockholder Rights Plan.

In addition, all of our current directors and executive officers listed in our Form 10-K for the year ended December 31, 2010 have agreed that, subject to certain exceptions without the prior written consent of Barclays Capital Inc., they will not directly or indirectly (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by them in accordance with the rules and regulations of the Commission and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, or (3) publicly disclose the intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement. Exceptions to these lock-up agreements applicable to our current directors and executive officers include: (1) the exercise of stock options outstanding on the date the underwriting agreement is executed and delivered that expire during the 90-day restricted period, (2) the sale, pledge or other disposal of shares of common stock that are issued pursuant to the exercise of stock options outstanding on the date the underwriting agreement is executed and delivered that expire during the 90-day restricted period, or (3) the sale of shares of common stock that are covered by a Rule 10b5-1 plan in effect as of the date the underwriting agreement is executed and delivered.

The 90-day restricted period described in the preceding two paragraphs will be extended if:

•	during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to us occurs; or

•	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period;

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or occurrence of material event, unless such extension is waived in writing by Barclays Capital Inc.

Barclays Capital Inc., in its reasonable discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The representative may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in the common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representative on the same basis as other allocations.

Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement and the accompanying prospectus.

Relationships With Underwriters

Certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with us in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus may not be made to the public in that relevant member state other than:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We and the selling stockholders have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us, the selling stockholders or the underwriters.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Switzerland

This prospectus supplement, as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus supplement, do not constitute an issue prospectus pursuant to Article 652a and/or 1156 of the Swiss Code of Obligations. The shares will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by the issuer from time to time. This document, as well as any other material relating to the shares, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Brazil

The securities are offered through a private placement and have not and will not be submitted to the Comissao de Valores Mobiliaros for approval. Documents relating to such offerings, as well as the information contained herein may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the securities has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with the company under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of the securities for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

The securities may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are intended to be disposed of only to persons outside Hong

Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.

India

This prospectus supplement has not been and will not be registered as a prospectus with the Registrar of Companies in India or with the Securities and Exchange Board of India. This prospectus supplement or any other material relating to these securities is for information purposes only and may not be circulated or distributed, directly or indirectly, to the public or any members of the public in India and in any event to not more than 50 persons in India. Further, persons into whose possession this prospectus supplement comes are required to inform themselves about and to observe any such restrictions. Each prospective investor is advised to consult its advisors about the particular consequences to it of an investment in these securities. Each prospective investor is also advised that any investment in these securities by it is subject to the regulations prescribed by the Reserve Bank of India and the Foreign Exchange Management Act and any regulations framed thereunder.

Japan

No securities registration statement (“SRS”) has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the securities. The securities are being offered in a private placement to “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the securities in this offer may not transfer or resell those shares except to other QIIs.

Korea

The securities may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The securities have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the securities may not be resold to Korean residents unless the purchaser of the securities complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the securities.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore (the “SFA”), (ii) to a “relevant person” as defined in Section 275(2) of the SFA, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed and purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

(i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) and in accordance with the conditions, specified in Section 275 of the SFA;

(ii) (in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(iii) where no consideration is or will be given for the transfer; or

(iv) where the transfer is by operation of law.

By accepting this prospectus supplement, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

EXPERTS

The consolidated financial statements and schedule as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, and the assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 incorporated by reference in this prospectus supplement have been so incorporated herein in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Robert M. Grace, Jr., our General Counsel, and Hunton & Williams LLP, our special counsel, will issue opinions about the legality of the common stock and certain other legal matters relating to this offering. The underwriters will be advised about issues relating to this offering by their legal counsel, King & Spalding LLP, Atlanta, Georgia. As of February 28, 2011, Mr. Grace beneficially owned, or had options to acquire, a number of shares of our common stock, which represented less than 0.2% of our total outstanding common stock.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this document, and information that we file later with the Commission will automatically update and supersede the information in this prospectus. Our Commission filing number is 001-34220. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities being registered; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless and, to the extent, specified in any such Current Report on Form 8-K.

•	Our Annual Report on Form 10-K for the year ended December 31, 2010.

•	Our Proxy Statement on Schedule 14A filed on March 31, 2010.

•	Our Current Reports on Form 8-K filed on January 5, 2011, February 22, 2011 (solely with respect to Item 8.01) and March 3, 2011.

Copies of any documents incorporated by reference in this prospectus are available free of charge by writing 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, Attention: Investor Relations Coordinator, or by telephoning us at (803) 326-3900.

PROSPECTUS

3D SYSTEMS CORPORATION

$175,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer and sell, from time to time, our common stock, preferred stock, debt securities, warrants to purchase debt or equity securities or units of such securities at prices and on terms that will be determined at the time of any such offering. Any selling stockholder identified in a prospectus supplement may offer and sell, from time to time, our common stock at prices and on terms that will be determined at the time of any such offering.

The securities offered pursuant to this prospectus may be sold at prevailing market prices or at prices different than prevailing market prices. We or any selling stockholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. The prospectus supplement for each offering will provide the specific terms of the plan of distribution for that offering.

Each time our securities are offered under this prospectus, we will provide a prospectus supplement containing more specific information about the particular offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or free writing prospectus.

Our common stock is listed on The Nasdaq Global Market under the ticker symbol “TDSC.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter system. If we decide to seek a listing for any of those securities, that will be disclosed in a prospectus supplement.

Investing in our securities involves substantial risks. See “Risk Factors” on page 6 herein and in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, updated and supplemented by our periodic reports and other information filed by us with the Securities and Exchange Commission and incorporated by reference herein. The prospectus supplement applicable to each type or series of securities we or any selling stockholder offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, we or any selling stockholder to be named in a prospectus supplement may, from time to time, offer and/or sell the securities referenced in this prospectus in one or more offerings or resales. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. We may also provide you a free writing prospectus at the time our securities are offered. The prospectus supplement and/or free writing prospectus will contain more specific information about the offering. The prospectus supplement and free writing prospectus may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Incorporation of Certain Documents by Reference.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given below. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document. See “Where You Can Find More Information” below.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement, free writing prospectus or incorporated by reference herein. This prospectus may be used only where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement or free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we have filed with the Commission. This means that we can disclose important information by referring you to those documents. Our Commission filing number is 001-34220. All documents that we file with the Commission on or after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Commission under its rules and regulations, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents that we have filed with the Commission, and any filings that we will make with the Commission in the future, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until this offering is terminated:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	Our Current Report on Form 8-K filed on January 5, February 22 (solely with respect to Item 8.01), 2011 and March 3, 2011;

•	Our Definitive Proxy Statement on Schedule 14A filed on March 31, 2010; and

•	Our Registration Statement on Form 8-B, filed with the Commission on August 13, 1993, as amended by Form 8-B/A, filed with the Commission on February 4, 1994, describing our common stock, and any amendment or report filed with the Commission for the purpose of updating the description.

Copies of any documents incorporated by reference in this prospectus are available free of charge by writing 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, Attention: Investor Relations Coordinator, or by telephoning us at (803) 326-3900.

WHERE YOU CAN FIND MORE INFORMATION

We file quarterly, annual and other periodic reports, proxy statements and other information with the Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements and other information regarding 3D Systems and other issuers that file electronically with the Commission. The address of the Commission internet site is www.sec.gov. This information is also available on our website at www.3DSystems.com. Information contained on these websites is not incorporated by reference into and does not constitute a part of this prospectus.

We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with the Commission with respect to the securities to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Commission. The registration statement is available for inspection and copying as set forth above.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and any accompanying prospectus supplement that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Certain of these risks and uncertainties are discussed under the heading “Risk Factors” below and in our other Commission filings. All forward looking statements should be read with caution.

In addition to statements that explicitly describe such risks and uncertainties, you are urged to consider statements in future or conditional tenses or that include terms such as “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include statements as to our beliefs and expectations as to future events and trends affecting our business. Forward-looking statements are based upon our current expectations concerning future events and trends and are necessarily subject to uncertainties, many of which are outside of our control. The factors incorporated by reference under the heading “Risk Factors” below and those described in our other Commission reports, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from those reflected in or suggested by forward-looking statements. Any forward-looking statement you read in this prospectus and any accompanying prospectus supplement reflects our views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. You should specifically consider the factors identified or referred to in this prospectus, any accompanying prospectus supplement and our other Commission reports, including our Annual Report on Form 10-K for the year ended December 31, 2010, which could cause actual results to differ from those referred to in forward-looking statements.

Any forward-looking statements are based on our beliefs and assumptions, using information currently available to us. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our periodic reports to the Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus and any accompanying prospectus supplement.

OUR COMPANY

This summary description of us and our business highlights selected information about us contained elsewhere in this prospectus or incorporated herein by reference. This summary may not contain all of the information about us that you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein by reference, before making an investment decision. As used herein, “we,” “us,” and “our” refer to 3D Systems Corporation and its subsidiaries.

We are a holding company that operates through subsidiaries in the United States, Europe and the Asia-Pacific region. We design, develop, manufacture, market and service a comprehensive portfolio of 3D printers and related products, print materials and services. We are a leading global provider of 3D content-to-print solutions including personal, professional and production 3D printers, print materials and custom parts services. Our expertly integrated rapid prototyping and manufacturing solutions reduce the time and cost of designing new products by printing real parts directly from digital data. These solutions are used to design, communicate, prototype and produce functional end-use parts.

Customers use our proprietary printers and print services to produce physical objects from digital data that was created using commonly available computer-aided design software, often referred to as CAD software, or other digital-capture devices such as scanners. The ability to print functional parts from digital data enables our customers to harness complete freedom of geometrical creation to design and build detailed prototypes or production parts quickly and efficiently without a significant investment in expensive tooling, greatly reducing the time and cost required to produce prototypes or to customize production parts.

Our extensive portfolio of 3D printers is based on six unique print engines that employ proprietary, additive layer printing processes designed to meet our customers’ most demanding design, prototyping, testing, tooling and production requirements. Our principal print engines include stereolithography or SLA® printers, selective laser sintering or SLS® printers, multi-jet modeling printers, film transfer imaging printers, selective laser melting printers and plastic jet printers. We believe that our 3D printer solutions and services enable our customers to develop and manufacture better quality, higher functionality, new products faster and more economically than with traditional methods.

Our product development efforts are focused on providing our customers with an expanded portfolio of 3D content-to-print solutions targeting their entire design-to-manufacturing requirements from rapid prototyping services to on-site office, model-shop and production floor printers. We are focusing on developing a comprehensive menu of affordable to own and operate 3D printing solutions to address applications in the education, transportation, recreation, healthcare and consumer products marketplaces, which we believe represent significant growth opportunities for our business.

We continue to develop new printers, print materials and custom parts services and have expanded our technology platform through internal development efforts and through acquisitions. Our 3D content-to-print solutions are used by our customers to replace, displace or complement traditional design-to-manufacturing solutions including 2D plotters and wide-format printers, CNC machining centers and a wide variety of other traditional machine-tool and molding alternatives.

In rapid manufacturing applications, our printers are used to manufacture end-use parts that have the appearance and performance of high-quality injection-molded parts. Customers who adopt our rapid manufacturing solutions avoid the significant costs of complex set-ups and changeovers and eliminate the costs and lead times associated with conventional tooling methods or labor intensive craftsmanship. Rapid manufacturing enables our customers to produce optimized designs because they can design for function, unconstrained by normal design-for-manufacture considerations.

In communication and design applications, our printers are used to produce three-dimensional objects, primarily for visualizing and communicating concepts, various design applications and other applications, including supply chain management and functional models.

In rapid prototyping applications, our printers are used to quickly and efficiently generate product-concept models, functional prototypes to test form, fit and function, master patterns and expendable patterns for urethane and investment casting that are often used for evaluating product designs and short-run production.

We provide expertly integrated solutions consisting of printers, print materials, software tools and a variety of related customer services. Our extensive solutions portfolio enables us to offer our customers a cost effective way to transform the manner in which they design, develop and manufacture their products.

We are incorporated under the laws of the State of Delaware. Our executive office is located at 333 Three D Systems Circle, Rock Hill, South Carolina 29730. Our telephone number is (803) 326-3900. Our website is www.3Dsystems.com. Information contained in our website is not incorporated by reference into and does not constitute part of this prospectus.

RISK FACTORS

Investing in our securities involves risks that could affect us and our business as well as our industry generally. Please see the risk factors discussed herein and in our most recently filed Annual Report on Form 10-K which is incorporated by reference into this document, as such may be updated and supplemented by our Commission filings. Much of the business information as well as the financial and operational data contained in our risk factors is updated in our periodic reports and current reports, which are also incorporated by reference into this document. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. Before purchasing any of our securities, you should carefully consider the risks discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2010, and the other information in this prospectus supplement and the accompanying prospectus, as well as any future filings that are incorporated by reference herein and any related free writing prospectus. Risks related to any specific securities we offer will be described in the applicable prospectus supplement relating to those securities. Each of the risks described could result in a material decrease in the value of our securities and your investment in them.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds from our sale of offered securities:

•	to finance future acquisitions of other entities or their assets; and

•	for working capital and general corporate purposes, which may include the repayment of any future indebtedness.

In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks, or invest them in cash equivalents or securities that our investment policies permit us to invest in from time to time. We will not receive any proceeds from any sale of shares of our common stock by any selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	For the Year Ended December 31,
	2010	2009	2008	2007	2006

Ratio of earnings to fixed charges	16.8x	2.6x	*	*	*

*	Fixed charges exceeded earnings for the years ended December 31, 2008, 2007 and 2006. The amount of the deficiency, or the fixed charge amounts in excess of earnings were approximately $5.9 million, $6.2 million and $27.1 million in 2008, 2007 and 2006, respectively.

We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For the purposes of computing these ratios, “earnings” have been calculated by adding fixed charges to income (loss) before income taxes less non controlling interest and “fixed charges” as the sum of interest on debt and capitalized leases, amortization of debt discount and expense, and an imputed interest factor included in rentals.

Currently, we do not have any shares of preferred stock outstanding.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock (including their corresponding preferred stock purchase rights), preferred stock, debt securities, warrants to purchase debt or equity securities and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Certificate of Incorporation, our By-Laws and applicable provisions of law, in each case as currently in effect. The following description is only a summary of the material provisions of our capital stock set forth in our Certificate of Incorporation and our By-Laws, each as in effect as of the date of this prospectus, does not purport to be complete, and is qualified in its entirety by reference to such documents, the information regarding our capital stock incorporated by reference herein from our Commission filings and the applicable provisions of the Delaware General Corporation Law. The documents governing our capital stock have been filed as exhibits to the registration statement of which this prospectus forms a part.

The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read that description, together with the more detailed provisions of our Certificate of Incorporation and the certificate of designations relating to the particular series of preferred stock, for provisions that may be important to you. The certificate of designations relating to each particular series of preferred stock will be filed as an exhibit to a document incorporated by reference into the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 60,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

As of December 31, 2010, we had the following equity securities outstanding:

•	23,355,527 shares of common stock;

•	no shares of preferred stock; and

•	777,382 options to purchase a like number of shares of common stock.

The following description of our capital stock does not purport to be complete and is subject to and qualified by our Certificate of Incorporation, our Amended and Restated By-Laws, and the applicable provisions of the Delaware General Corporation Law, each as in effect as of the date of this prospectus.

Common Stock

Our common stock is traded on The Nasdaq Global Market under the symbol “TDSC.” Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors. Holders of our common stock do not have cumulative voting rights or preemptive rights to purchase additional shares of our common stock.

Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to receive such dividends as may be declared from time to time by our Board of Directors from funds legally available therefor. We do not currently pay cash dividends on our common stock, and we currently intend to retain any future earnings for use in our business. Any future determination as to the declaration of dividends on our common stock will be made at the discretion of the Board of Directors and will depend on our earnings, operating and financial condition, capital requirements and other factors deemed relevant by the Board of Directors, including the applicable requirements of the Delaware General Corporation Law, which provides that dividends are payable only out of surplus or current net profits. The payment of dividends on our common stock may be restricted by the provisions of credit agreements or other financing documents that we may enter into or the terms of securities that we may issue from time to time.

Holders of our common stock are entitled to share ratably in our net assets upon our dissolution, liquidation or winding-up, after payment or provision for all liabilities and any pari passu or preferential liquidation rights of our preferred stock then outstanding.

The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, those of the holders of preferred stock, and will be subject to those of the holders of any shares of our preferred stock that we may issue in the future, including our Series A Preferred Stock discussed below.

Preferred Stock

The Board of Directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval up to the maximum of 5,000,000 shares of preferred stock that are currently authorized. Subject to the provisions of our Certificate of Incorporation, as amended, and limitations prescribed by law, the Board of Directors is authorized to adopt resolutions, without any action or vote by our stockholders, that set for the terms and rights of any future series of preferred stock. Those terms and rights may include:

•	the designation of the series;

•	the number of shares of the series, which number the Board of Directors may thereafter, except where otherwise provided in the applicable certificate of designation, increase or decrease, but not below the number of shares thereof then outstanding;

•	whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

•	the rate of any dividends or method of determining such dividends payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable;

•	the redemption rights and prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series in the event of our voluntary or involuntary liquidation, dissolution, or winding up;

•	whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the voting rights, if any, of the holders of the shares of the series; and

•	any other relative rights, preferences, and limitations of such series.

One of the effects of the Board of Directors’ right to designate and issue preferred stock without stockholder approval may be to enable the Board of Directors to discourage an attempt to obtain control of the company by means of a tender offer, proxy contest, merger or otherwise. Furthermore, the issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the stockholders.

Series A Preferred Stock

Of the 5,000,000 shares of preferred stock authorized by our Certificate of Incorporation, as amended, our Board of Directors has designated 1,000,000 shares as Series A Preferred Stock. In 2008, our Board of Directors approved the creation of our Series A Preferred Stock and adopted a stockholders’ rights plan pursuant to which it declared a dividend of one Series A Preferred Stock purchase right for each share of our common stock held by stockholders of record as of the close of business on December 22, 2008. These preferred share purchase rights also attach to any additional shares of common stock issued after December 22, 2008. These rights are not currently exercisable and trade with the shares of our common stock. Under the rights plan, these rights generally become exercisable only if a person or group acquires or commences a tender or exchange offer for 15 percent or more of our common stock. If the rights become exercisable, each right will permit its holder to purchase one one-hundredth of a share of Series A Preferred Stock for the exercise price of $55.00 per right. The rights plan also contains customary “flip-in” and “flip-over” provisions such that if a person or group acquires beneficial ownership of 15 percent or more of our common stock, each right will permit its holder, other than the acquiring person or group, to purchase shares of our common stock for a price equal to the quotient obtained by dividing $55.00 per right by one-half the then current market price of our common stock. In addition, if, after a person acquires such ownership, we are later acquired in a merger or similar transaction, each right will permit its holder, other than the acquiring person or group, to purchase shares of the acquiring corporation’s stock for a price equal to the quotient obtained by dividing $55.00 per right by one-half of the then current market price of the acquiring company’s common stock, based on the market price of the acquiring corporation’s stock prior to such merger. See “Rights Plan” below.

Rights Plan

As noted above, on December 9, 2008, our Board of Directors adopted a stockholder rights plan, as set forth in the Rights Agreement dated as of December 9, 2008, by and between us and Computershare Trust Company, N.A., as rights agent (the “Rights Agreement”). Pursuant to the terms of the Rights Agreement, the Board declared a dividend of one Series A Preferred Stock purchase right (a “Right”) for each outstanding share of common stock. The dividend was distributed on December 22, 2008 to the stockholders of record on December 22, 2008.

Currently, the Rights trade with, and are inseparable from, our common stock. The Rights will be issued in either certificated or uncertificated form. In uncertificated form, they are evidenced only by the balances indicated in the records of the transfer agent for our common stock or, in the case of certificated shares, by legends appearing on certificates issued after December 22, 2008 that represent such shares of common stock. Rights will also accompany any new shares of common stock that we issue after December 22, 2008 until the earlier of the Distribution Date, the Redemption Date or the Final Expiration Date of the Rights Agreement, each as described below.

Once the Rights become exercisable following a Distribution Date, each Right will permit its holder to purchase from us one one-hundredth of a share of our Series A Preferred Stock (“Series A Preferred Share”) for $55.00. Prior to the occurrence of a Distribution Date and the subsequent exercise of the Rights by the holders of record thereof, the Rights do not give their holders any rights with respect to Series A Preferred Shares, common stock or otherwise.

The Rights are not exercisable until the earlier of the following (the “Distribution Date”):

•	10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of our outstanding common stock; or

•	10 business days (or a later date determined by the Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

The Rights Agreement defines the term “Acquiring Person” generally to mean any person who, together with all affiliates and associates of such person, is the beneficial owner of 15% or more of our outstanding common stock, including common stock involved in certain derivative transactions described in the Rights Agreement. However, that definition does not generally include (i) 3D Systems Corporation, any subsidiary of 3D Systems Corporation, any employee benefit or stock ownership plan of 3D Systems Corporation or any such subsidiary, or any entity holding common stock for or pursuant to the terms of any such plan or (ii) any Exempt Person (as defined below). Our Board has the authority under the Rights Agreement to determine that a person who would otherwise be an Acquiring Person has become an Acquiring Person inadvertently, and to treat such person as not having become an Acquiring Person if such person divests as promptly as practicable a sufficient number of common stock so that such person would no longer be an Acquiring Person.

As noted above, until a Distribution Date occurs, the balances in the records of the transfer agent for our common stock or, in the case of certificated shares, legends on common stock certificates issued after December 22, 2008, will evidence the Rights, and any transfer of shares of common stock, or in the case of certificated shares, certificates for common stock, will constitute a transfer of the associated Rights. After any Distribution Date, the Rights will separate from the common stock and will be recorded in the records of the rights agent, either in certificated or uncertificated form. Only holders of record of outstanding Rights after the occurrence of a Distribution Date will be entitled to exercise any of the rights of a holder of Rights. Any Rights held by an Acquiring Person or any associate or affiliate of an Acquiring Person will be deemed to be void and may not be exercised by any such person.

If a person or group becomes an Acquiring Person and a Distribution Date occurs, all holders of record of Rights except the Acquiring Person or any associate or affiliate thereof, may purchase additional shares of our common stock for a price equal to the quotient obtained by dividing $55.00 per right (subject to adjustment as provided in the plan) by one-half of the then current market price of our common stock. In addition, if, after a person or group becomes an Acquiring Person, we are later acquired in a merger or similar transaction after a Distribution Date, all holders of record of Rights except the Acquiring Person or any associate or affiliate thereof, may purchase shares of the acquiring corporation’s stock for a price equal to the quotient obtained by dividing $55.00 per right (subject to adjustment as provided in the plan) by one-half of the then current market price of the acquiring company’s stock, based on the price of the acquiring corporation’s stock prior to such merger.

The Rights Agreement defines the term “Exempt Person” generally to mean certain holders of our common stock who are known to us as being the beneficial owners of more than 5% of our common stock as long as they continue to hold such shares of common stock as passive investment in our securities. At December 31, 2010, these persons included St. Denis J. Villere & Company, L.L.C., T. Rowe Price Associates, Inc., The Clark Estates, Inc., G. Walter Loewenbaum, II, Kevin S. Moore and any affiliate or associate of any of the foregoing.

Each Series A Preferred Share, if issued and outstanding:

•	will not be redeemable.

•	will entitle holders of record to cumulative cash dividends when , as and if declared by the Board in an amount equal to the amount, if any, of cash dividends paid on each share of common stock, and additional quarterly cash dividends equal to $1.00 per whole Series A Preferred Share issued and outstanding less the per share amount of all dividends, if any, declared on common stock, if any, before giving effect to the application of a formula number (as defined, which unless adjusted will equal 100) since the immediately preceding quarterly dividend payment date.

•	will entitle holders upon liquidation to receive an amount equal to any accrued and unpaid dividends and distributions on Series A Preferred Shares, whether or not declared, plus an amount equal to the greater of (i) $0.01 per whole Series A Preferred Share and (ii) an aggregate amount per whole Series A Preferred Share equal to a formula number (as defined, which unless adjusted will equal 100) then in effect times the aggregate amount to be distributed to per share holders of common stock.

•	will generally have the same voting power as one share of common stock, will generally vote as a single class with our common stock and will have the right to vote as a single class with respect to such matters as are required by law.

•	if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The Rights will expire on the earlier to occur of (i) December 22, 2011, or such later date as approved by the independent members of our Board of Directors (so long as such determination is made prior to December 22, 2011), or (ii) December 22, 2018 (the “Final Expiration Date”). No payment will be made to the holder of any Right upon its expiration.

The Board may redeem the Rights for $0.001 per Right at any time prior to 10 days after such time that any person or group becomes an Acquiring Person (the “Redemption Date”). If the Board redeems any Rights, it must redeem all of the Rights that are not deemed to be void. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, the Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person and its associates and affiliates.

The Board may adjust the purchase price of the Series A Preferred Shares to be paid upon the exercise of Rights, the number of Series A Preferred Shares issuable and the number of outstanding Rights from time to time to prevent dilution that may occur from a stock dividend, a stock split or reclassification of the issued and outstanding Series A Preferred Shares or common stock or for certain other events set forth in the Rights Agreement. No adjustments to the exercise price of any Right amounting to less than 1% will be made, but any such adjustment will be carried forward and applied with respect to any subsequent anti-dilution adjustment.

The Rights Agreement may be amended by the Board in its sole discretion until such time as any person becomes an Acquiring Person. After such time the Board may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates).

In addition, the Board may, at any time prior to the time at which any person becomes an Acquiring Person, amend the Rights Agreement to lower the threshold at which a person becomes an Acquiring Person to not less than 10%; provided, however, that the Board may not cause a person or group to become an

Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns.

The Certificate of Designations of our Series A Preferred Stock and the Rights Agreement are filed as exhibits to the registration statement to which this prospectus forms a part and are incorporated herein by reference. The foregoing description of the terms of the Rights Agreement and the Rights is qualified in its entirety by reference to the Certificate of Designations and the Rights Agreement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, 250 Royall Street MS 3B, Canton, Massachusetts 02021.

Limitation of Director Liability

Our Certificate of Incorporation, as amended, contains a provision that limits the liability of our directors as permitted under Section 102(b)(7) of the Delaware General Corporation Law. The provision eliminates a director’s personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to us or our stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the Delaware General Corporation Law or (D) for any transaction from which the director derives an improper personal benefit.

DESCRIPTION OF DEBT SECURITIES

General

The Debt Securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the Debt Securities offered through this prospectus. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. The Debt Securities will be issued under an open-ended Indenture (for Debt Securities) between us and a trustee to be elected by us at or about the time we offer our Debt Securities. The open-ended Indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement. In this prospectus we refer to the Indenture (for Debt Securities) as the “Debt Securities Indenture.” We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”

The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets (“[          ]”)) that we would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any subordinated obligations as the “Subordinated Debt Securities.” Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. Our Debt Securities Indenture will be, qualified under the Trust Indenture Act of 1939, as amended, and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.

We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, officers’ certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the Commission, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

Ranking

Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities. As of December 31, 2010, we did not have any secured, senior unsecured or subordinated indebtedness outstanding. The Indenture (For Debt Securities) does not limit the amount of secured indebtedness that we may issue or incur.

We are a holding company and conduct substantially all of our operations through our subsidiaries. Substantially all of our operating cash flow is generated by our subsidiaries. Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short- and long-term liquidity, including our bank facilities, the capital markets and distributions from our subsidiaries. Holders of our Debt Securities will effectively have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

Provisions of a Particular Series

The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:

•	the title of the Debt Securities;

•	any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

•	the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

•	the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any, and

•	the date from which any interest will accrue;

•	the dates on which we will pay interest;

•	our ability to defer interest payments and any related restrictions during any interest deferral period; and

•	the record date for any interest payable on any interest payment date;

•	the place where:

•	the principal of, premium, if any, and interest on the Debt Securities will be payable;

•	you may register transfer of the Debt Securities;

•	you may exchange the Debt Securities; and

•	you may serve notices and demands upon us regarding the Debt Securities;

•	the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

•	the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

•	the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•	the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•	if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•	the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

•	if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

•	any addition to the events of default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities;

•	the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

•	whether we are issuing Debt Securities as global securities, and if so,

•	any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

•	any limitations on the right to obtain definitive certificates for the Debt Securities; and

•	any other matters incidental to the Debt Securities;

•	whether we are issuing the Debt Securities as bearer securities;

•	any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•	any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities; and

•	any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture.

For more information, see Section 301 of the applicable Debt Securities Indenture.

Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain special United States federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than dollars.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:

•	there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

•	any Senior Indebtedness is not paid when due;

•	any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

•	the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 1502 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 1504 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term “Senior Indebtedness” means all obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

•	for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities);

•	for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

•	indebtedness evidenced by bonds, debentures, notes or other similar instruments.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.

Form, Exchange and Transfer

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the applicable Debt Securities Indenture.

Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar.

No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the applicable Debt Securities Indenture.

The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 602 of the applicable Debt Securities Indenture.

We will not be required to:

•	issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

•	register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 305 of the applicable Debt Securities Indenture.

Payment and Paying Agents

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 602 of the applicable Debt Securities Indenture.

All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 603 of the applicable Debt Securities Indenture.

Redemption

You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 403 and 404 of the applicable Debt Securities Indenture.

A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 404 of the applicable Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

•	is organized and validly existing under the laws of any domestic jurisdiction; and

•	expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

•	immediately after giving effect to the transaction, no event of default, and no event that would become an event of default, has occurred and is continuing; and

•	we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 1101 of the applicable Debt Securities Indenture.

Events of Default

Unless the applicable prospectus supplement or free writing prospectus states otherwise, “event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:

•	failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;

•	failure to pay principal or premium, if any, when due on any Debt Security of that series;

•	failure to make any required sinking fund payment on any Debt Securities of that series;

•	breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt

Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default set forth in the applicable prospectus supplement or free writing prospectus.

For more information, see Section 801 of the applicable Debt Securities Indenture.

An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

•	all overdue interest on all Debt Securities of the particular series;

•	the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

•	interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

•	all amounts due to the Debt Securities Trustee under the applicable indenture; and

•	any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 802 of the applicable Debt Securities Indenture.

The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 903 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 812 of the applicable Debt Securities Indenture.

No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

•	the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

•	the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

•	the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 807 of the applicable Debt Securities Indenture.

The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 808 of the applicable Debt Securities Indenture.

We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 606 of the applicable Debt Securities Indenture.

Modification and Waiver

We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

•	to add any additional events of default;

•	to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

•	to provide collateral security for the Debt Securities;

•	to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

•	to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

•	to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

•	to change any place where:

•	the principal of and any premium and interest on any Debt Securities are payable;

•	any Debt Securities may be surrendered for registration of transfer or exchange; or

•	notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

•	to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 1201 of the applicable Debt Securities Indenture.

The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

•	compliance by us with certain provisions of the applicable indenture (see Section 607 of the applicable Debt Securities Indenture); and

•	any past default under the applicable indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 813 of the applicable Debt Securities Indenture).

The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the applicable Debt Securities Indenture.

Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

•	may not, without the consent of the holder of each outstanding Debt Security affected:

•	change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

•	reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

•	reduce any premium payable upon the redemption of the Debt Securities;

•	reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

•	change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

•	may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•	may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

•	changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•	modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 1202 of the applicable Debt Securities Indenture.

If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the applicable Debt Securities Indenture.

Defeasance

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 701 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 910 of the applicable Debt Securities Indenture.

Notices

We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 106 of the applicable Debt Securities Indenture.

Title

The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the applicable Debt Securities Indenture.

Governing Law

The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the applicable Debt Securities Indenture.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries may conduct banking transactions with the indenture trustees, and the indenture trustees may conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any, including any combination of, debt securities, common stock or preferred stock that we may sell. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Any warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered. Copies of the form of agreement for each warrant and the warrant certificate, if any, which we refer to collectively as “warrant agreements,” and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the Commission and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of such warrants and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants with respect to which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the securities that may be purchased upon exercise of the warrants;

•	the number or principal amount of, securities, as the case may be, purchasable upon exercise of each warrant;

•	the initial price at which such number or principal amount of securities may be purchased upon such exercise (and if such price may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

•	the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	whether the warrants will be listed on any securities exchange;

•	call provisions, if any, of the warrants;

•	anti-dilution provisions, if any, of the warrants

•	the name of the warrant agent; and

•	any other material terms of the warrants.

The description of warrants in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement relating to the warrants being offered.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants and their registration as holders of the underlying securities, holders of warrants will not have any of the rights of registered holders of the underlying securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend or interest payments or similar distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

This section describes some of the general terms and provisions applicable to units we may issue from time to time. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the Commission in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the aggregate number of, and the price at which we will issue, the units any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	whether the units will be issued in fully registered or global form;

•	the name of the unit agent;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	if applicable, a discussion of the U.S. federal income tax consequences; and

•	whether the units will be listed on any securities exchange.

GLOBAL SECURITIES

We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:

•	will not be entitled to have the global security or any securities represented by it registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

•	will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the depositary, with respect to participants’ interests; or

•	any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	us or our affiliates;

•	the trustee under any indenture; or

•	any agent of any of the above.

SELLING STOCKHOLDERS

The shares of our common stock included in the registration statement of which this prospectus forms a part may be offered and sold by any selling stockholder to be named in a prospectus supplement. We have registered these shares of our common stock to permit selling stockholders to resell their shares of our common stock when they deem appropriate. A selling stockholder may resell all, a portion or none of such stockholder’s shares of our common stock at any time and from time to time, so long as a prospectus supplement is available. Selling stockholders also may sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling stockholder may offer shares of our common stock for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares of our common stock by any selling stockholder under this prospectus and any applicable prospectus supplement. Unless otherwise stated in any prospectus supplement, we do not expect to pay any expenses incurred with respect to the registration of the shares of our common stock owned by any selling stockholder and we expect underwriting fees, discounts or commissions, to be borne by such selling stockholders. We will provide you with a prospectus supplement naming any selling stockholder, the amount of shares of our common stock to be registered and sold and any other terms of the shares of our common stock being sold by each such selling stockholder. In connection with any offering of their common stock, selling stockholders may be deemed “underwriters” as defined under the Securities Act.

PLAN OF DISTRIBUTION

We or any selling stockholder may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

•	directly to purchasers;

•	through underwriters;

•	through dealers;

•	through agents;

•	through any combination of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

Each prospectus supplement relating to an offering of securities will set forth the specific plan of distribution and state the terms of the offering, including:

•	the method of distribution of the securities offered therein;

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed, re-allowed or paid to dealers or agents;

•	any securities exchange on which the offered securities may be listed.

Any initial public offering price and any discounts, commissions, fees or concessions allowed or reallowed or paid to underwriters, dealers, or agents may be changed from time to time.

Distribution Through Underwriters

We or any selling stockholder may offer and sell our securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If underwriters are used in the sale of our securities, we or any selling stockholder will execute an underwriting agreement with them at the time of the sale and will name them in the applicable supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us or any selling stockholder in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we or any selling stockholder specify otherwise in the applicable supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they generally will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

We or any selling stockholder may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of any dealers and the terms of the transaction in the applicable supplement.

Distribution Through Agents

We or any selling stockholder may offer and sell our securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us or any selling stockholder in the applicable supplement. Unless we or any selling stockholder specify otherwise in the applicable supplement, the agent will be acting on a best efforts basis during the appointment period. The agent may make sales in privately negotiated transactions and by any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the Nasdaq Stock Market, or sales made to or through a market maker other than on an exchange.

Direct Sales

We or any selling stockholder may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable supplement.

General Information

Selling stockholders, underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

We or any selling stockholder may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms acting as principal for their own accounts or as our agent. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock, which is listed on The Nasdaq Stock Market under the symbol “TDSC,” prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

We or any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we or any selling stockholder pay for solicitation of these contracts.

We may offer subscription rights to our existing stockholders to purchase additional shares of our common stock, preferred stock or any combination thereof. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such shares. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing stockholders. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Under agreements entered into with us or any selling stockholder, underwriters and agents may be entitled to indemnification by us or any selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker-dealer will not exceed the then current allowable percentage of the initial gross proceeds from the sale of any security being sold.

Although we expect that delivery of securities generally will be made against payment on or about the third business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we may specify in the applicable supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Conflict of Interest

We may engage underwriters, dealers and agents in connection with the offering of any of the securities described in this prospectus, some of whom may have a “conflict of interest”, as such term is defined by the Financial Industry Regulatory Authority, Inc. In the event an underwriter, dealer or agent who is participating in the offering has a conflict of interest, we will describe the nature of the conflict in the applicable prospectus supplement, and, if applicable, the name of the underwriter, dealer or agent who is acting as the “qualified independent underwriter” and its role and responsibilities in the offering.

The underwriters, dealers and agents that we may use, as well as their affiliates, may engage in financial or other business transactions with, or perform other services for, us and our subsidiaries in the ordinary course of business and may receive a portion of the proceeds from this offering.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon by Robert M. Grace, Jr., our Vice President, General Counsel and Secretary. From time to time, our outside counsel may advise us concerning issues related to the offering of securities pursuant to this prospectus. As of February 28, 2011, Mr. Grace beneficially owned, or had options to acquire, a number of shares of our common stock, which represented less than 0.2% of our total outstanding common stock. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues related to the offering of securities pursuant to this prospectus.

EXPERTS

The consolidated financial statements and schedule as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, and the assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 incorporated by reference in this prospectus have been so incorporated herein in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of such firm as experts in accounting and auditing.

           Shares

3D Systems Corporation

Common Stock

Prospectus Supplement
March   , 2011

Barclays Capital

Canaccord Genuity
Needham & Company, LLC